Exhibit 23.2

CONSENT OF BDO SEIDMAN, LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Rainmaker Systems, Inc.

Scotts Valley, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated February 1, 2005, relating to the 2004 consolidated financial statements and schedule of Rainmaker Systems, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

San Francisco, California August 10, 2005